Exhibit 99.1
Starbucks Reports Q2 Fiscal Year 2025 Results
Progress on “Back to Starbucks” Strategy Driving Confidence in Turnaround
Q2 Consolidated Net Revenues Up 2% to $8.8 Billion
Q2 GAAP EPS $0.34; Non-GAAP EPS $0.41, Disciplined Investments Laying Foundation for Durable Growth

SEATTLE; April 29, 2025 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal second quarter ended March 30, 2025. GAAP results in fiscal 2025 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal Year 2025 Highlights

•Global comparable store sales declined 1%, driven by a 2% decline in comparable transactions, partially offset by a 1% increase in average ticket
◦North America comparable store sales declined 1%, driven by a 4% decline in comparable transactions, partially offset by a 3% increase in average ticket; U.S. comparable store sales declined 2%, driven by a 4% decline in comparable transactions, partially offset by a 3% increase in average ticket
◦International comparable store sales increased 2%, driven by a 3% increase in comparable transactions, partially offset by a 1% decline in average ticket; China comparable store sales were flat, driven by a 4% increase in comparable transactions, offset by a 4% decline in average ticket
•The company opened 213 net new stores in Q2, ending the period with 40,789 stores: 53% company-operated and 47% licensed
◦At the end of Q2, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 17,122 and 7,758 stores in the U.S. and China, respectively
•Consolidated net revenues increased 2% to $8.8 billion, or a 3% increase on a constant currency basis
•GAAP operating margin contracted 590 basis points year-over-year to 6.9%, primarily driven by deleverage and additional labor primarily in support of “Back to Starbucks.” Also contributing were restructuring costs related to simplifying our global support organization.
◦Non-GAAP operating margin contracted 460 basis points year-over-year to 8.2%, or contracted 450 basis points year-over-year on a constant currency basis
•GAAP earnings per share of $0.34 declined 50% over prior year
◦Non-GAAP earnings per share of $0.41 declined 40% over prior year, or declined 38% on a constant currency basis

“My optimism has turned into confidence that our 'Back to Starbucks' plan is the right strategy to turn the business around and to unlock opportunities ahead,” commented Brian Niccol, chairman and chief executive officer. “Improving transaction comp in a tough consumer environment at our scale is a testament to the power of our brand and partners getting 'Back to Starbucks.' We are on track and if anything, I see more opportunity than I imagined,” Niccol added.

“While our financial results are far from Starbucks potential, we are working to build back a better business,” commented Cathy Smith, chief financial officer. “We are developing new muscles to test, iterate and scale quickly, in service of long-term, durable growth and strong returns on invested capital,” Smith added.

Q2 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 30, 2025	Mar 31, 2024
Change in Comparable Store Sales (1)	(1)%	(3)%
Change in Transactions	(4)%	(7)%
Change in Ticket	3%	4%
Store Count	18,627	18,065	3%
Net revenues	$6,472.7	$6,380.0	1%
Operating Income	$748.3	$1,148.3	(35)%
Operating Margin	11.6%	18.0%	(640) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment increased 1% over Q2 FY24 to $6.5 billion in Q2 FY25, primarily due to net new company-operated store growth of 5% over the past 12 months. This increase was partially offset by a 1% decline in comparable store sales, driven by a 4% decline in comparable transactions, partially offset by a 3% increase in average ticket. Also contributing was a decline in our licensed store business.

Operating income decreased to $748.3 million in Q2 FY25 compared to $1.1 billion in Q2 FY24. Operating margin of 11.6% contracted from 18.0% in the prior year, primarily driven by deleverage and additional labor primarily in support of “Back to Starbucks.”

Q2 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 30, 2025	Mar 31, 2024
Change in Comparable Store Sales (1)	2%	(6)%
Change in Transactions	3%	(3)%
Change in Ticket	(1)%	(3)%
Store Count	22,162	20,886	6%
Net revenues	$1,867.1	$1,757.3	6%
Operating Income	$217.0	$233.8	(7)%
Operating Margin	11.6%	13.3%	(170) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment increased 6% over Q2 FY24 to $1.9 billion in Q2 FY25, primarily due to net new company-operated store growth of 8% over the past 12 months, an increase in our licensed store business, as well as incremental net revenue from the acquisition of a U.K. licensed business partner. Also contributing was a 2% increase in comparable store sales, driven by a 3% increase in comparable transactions, partially offset by a 1% decline in average ticket. These increases were partially offset by an approximate 2% unfavorable impact from foreign currency translation.

Operating income decreased to $217.0 million in Q2 FY25 compared to $233.8 million in Q2 FY24. Operating margin of 11.6% contracted from 13.3% in the prior year, primarily driven by increased promotional activity and restructuring costs related to simplifying our global support organization, partially offset by leverage.

Q2 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 30, 2025	Mar 31, 2024
Net revenues	$409.0	$418.2	(2)%
Operating Income	$193.5	$216.3	(11)%
Operating Margin	47.3%	51.7%	(440) bps

Net revenues for the Channel Development segment declined 2% over Q2 FY24 to $409.0 million in Q2 FY25, primarily due to a decline in revenue in the Global Coffee Alliance, partially offset by an increase in global ready-to-drink revenue.

Operating income decreased to $193.5 million in Q2 FY25 compared to $216.3 million in Q2 FY24. Operating margin of 47.3% contracted from 51.7% in the prior year, primarily driven by higher product costs related to the Global Coffee Alliance, as well as a decline in our North American Coffee Partnership joint venture income. This contraction was partially offset by mix shift.

Fiscal Year 2025 Financial Performance

The company will discuss its results during its Q2 FY25 earnings conference call starting today at 2:00 p.m. Pacific Time. These results can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In February, the company announced the reduction of 1,100 support partner roles and several hundred additional open and unfilled positions within its global support organization to help deliver on our “Back to Starbucks” plan and position the company for future success.
2.In March, the company announced that Cathy Smith had been appointed chief financial officer, effective March 24, 2025, and that Rachel Ruggeri would no longer serve in that role.
3.In March, the company virtually hosted its 33rd Annual Meeting of Shareholders. Brian Niccol delivered opening remarks, sharing early progress in our “Back to Starbucks” plan and optimism for the future. Mellody Hobson, former lead independent director, retired from the Starbucks Board of Directors (the “Board”) after 20 years of dedicated service and Jørgen Vig Knudstorp was appointed the lead independent director of the Board.
4.The Board declared a cash dividend of $0.61 per share, payable on May 30, 2025, to shareholders of record on May 16, 2025. The company had 60 consecutive quarters of dividend payouts with CAGR of nearly 19% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, June 13, 2025.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 40,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns), governmental actors (such as retaliatory or threatened legislative treatment or other actions), or other third parties who object to certain actions taken or not taken by the Company, whose responses could adversely affect our brand value;
•the impact of our marketing strategies, promotional and advertising plans, pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” plan;
•our ability to align our investment efforts with our strategic goals;
•changes in consumer preferences, demand, consumption, or spending behavior, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments;
•the potential negative effects of reported incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores;
•our dependence on the financial performance of our North America operating segment, and our increasing dependence on certain international markets;
•our anticipated cash requirements and operating expenses, including our anticipated total capital expenditures;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, such as tariffs and other trade controls, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions or dynamics specific to our relationships with such parties;
•the impact of unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, international trade disputes, government restrictions, geopolitical instability, higher inflation, or deflation;
•failure to meet our announced guidance or market expectations and the impact thereof;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the impacts of partner investments and changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•potential impacts of climate change;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and changing legal and regulatory requirements;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 30, 2025	Mar 31, 2024	% Change	Mar 30, 2025	Mar 31, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,285.0	$7,052.6	3.3%	83.1%	82.4%
Licensed stores	1,016.0	1,054.5	(3.7)	11.6	12.3
Other	460.6	455.9	1.0	5.3	5.3
Total net revenues	8,761.6	8,563.0	2.3	100.0	100.0
Product and distribution costs	2,737.6	2,648.7	3.4	31.2	30.9
Store operating expenses	4,176.0	3,724.1	12.1	47.7	43.5
Other operating expenses	138.7	132.8	4.4	1.6	1.6
Depreciation and amortization expenses	418.9	371.9	12.6	4.8	4.3
General and administrative expenses	632.3	654.6	(3.4)	7.2	7.6
Restructuring	116.2	—	nm	1.3	—
Total operating expenses	8,219.7	7,532.1	9.1	93.8	88.0
Income from equity investees	59.1	68.0	(13.1)	0.7	0.8
Operating income	601.0	1,098.9	(45.3)	6.9	12.8
Interest income and other, net	28.4	34.1	(16.7)	0.3	0.4
Interest expense	(127.3)	(140.6)	(9.5)	(1.5)	(1.6)
Earnings before income taxes	502.1	992.4	(49.4)	5.7	11.6
Income tax expense	118.0	219.9	(46.3)	1.3	2.6
Net earnings including noncontrolling interests	384.1	772.5	(50.3)	4.4	9.0
Net earnings/(loss) attributable to noncontrolling interests	(0.1)	0.1	nm	0.0	0.0
Net earnings attributable to Starbucks	$384.2	$772.4	(50.3)	4.4%	9.0%
Net earnings per common share - diluted	$0.34	$0.68	(50.0)%
Weighted avg. shares outstanding - diluted	1,140.0	1,135.4
Cash dividends declared per share	$0.61	$0.57
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				57.3%	52.8%
Effective tax rate including noncontrolling interests				23.5%	22.2%

	Two Quarters Ended			Two Quarters Ended
	Mar 30, 2025	Mar 31, 2024	% Change	Mar 30, 2025	Mar 31, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$15,070.3	$14,807.9	1.8%	83.0%	82.3%
Licensed stores	2,151.7	2,246.6	(4.2)	11.8	12.5
Other	937.4	933.8	0.4	5.2	5.2
Total net revenues	18,159.4	17,988.3	1.0	100.0	100.0
Product and distribution costs	5,631.3	5,629.2	—	31.0	31.3
Store operating expenses	8,379.1	7,575.6	10.6	46.1	42.1
Other operating expenses	291.3	283.2	2.9	1.6	1.6
Depreciation and amortization expenses	826.2	737.2	12.1	4.5	4.1
General and administrative expenses	1,298.0	1,302.6	(0.4)	7.1	7.2
Restructuring	116.2	—	nm	0.6	—
Total operating expenses	16,542.1	15,527.8	6.5	91.1	86.3
Income from equity investees	105.5	123.8	(14.8)	0.6	0.7
Operating income	1,722.8	2,584.3	(33.3)	9.5	14.4
Interest income and other, net	56.2	67.9	(17.2)	0.3	0.4
Interest expense	(254.5)	(280.7)	(9.3)	(1.4)	(1.6)
Earnings before income taxes	1,524.5	2,371.5	(35.7)	8.4	13.2
Income tax expense	359.4	574.6	(37.5)	2.0	3.2
Net earnings including noncontrolling interests	1,165.1	1,796.9	(35.2)	6.4	10.0
Net earnings attributable to noncontrolling interests	0.1	0.1	—	0.0	0.0
Net earnings attributable to Starbucks	$1,165.0	$1,796.8	(35.2)	6.4%	10.0%
Net earnings per common share - diluted	$1.02	$1.58	(35.4)%
Weighted avg. shares outstanding - diluted	1,139.2	1,138.0
Cash dividends declared per share	$1.22	$1.14
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.6%	51.2%
Effective tax rate including noncontrolling interests				23.6%	24.2%

Segment Results (in millions)

North America

	Mar 30, 2025	Mar 31, 2024	% Change	Mar 30, 2025	Mar 31, 2024
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$5,861.7	$5,724.5	2.4%	90.6%	89.7%
Licensed stores	610.3	654.8	(6.8)	9.4	10.3
Other	0.7	0.7	—	0.0	0.0
Total net revenues	6,472.7	6,380.0	1.5	100.0	100.0
Product and distribution costs	1,807.1	1,767.7	2.2	27.9	27.7
Store operating expenses	3,431.6	3,037.4	13.0	53.0	47.6
Other operating expenses	68.6	67.1	2.2	1.1	1.1
Depreciation and amortization expenses	299.2	257.1	16.4	4.6	4.0
General and administrative expenses	96.6	102.4	(5.7)	1.5	1.6
Restructuring	21.3	—	nm	0.3	—
Total operating expenses	5,724.4	5,231.7	9.4	88.4	82.0
Operating income	$748.3	$1,148.3	(34.8)%	11.6%	18.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				58.5%	53.1%

Two Quarters Ended
Net revenues:
Company-operated stores	$12,229.5	$12,105.7	1.0%	90.3%	89.7%
Licensed stores	1,313.0	1,392.7	(5.7)	9.7	10.3
Other	2.1	2.3	(8.7)	0.0	0.0
Total net revenues	13,544.6	13,500.7	0.3	100.0	100.0
Product and distribution costs	3,774.6	3,791.6	(0.4)	27.9	28.1
Store operating expenses	6,890.1	6,185.1	11.4	50.9	45.8
Other operating expenses	147.0	144.5	1.7	1.1	1.1
Depreciation and amortization expenses	588.1	507.5	15.9	4.3	3.8
General and administrative expenses	193.9	202.9	(4.4)	1.4	1.5
Restructuring	21.3	—	nm	0.2	—
Total operating expenses	11,615.0	10,831.6	7.2	85.8	80.2
Operating income	$1,929.6	$2,669.1	(27.7)%	14.2%	19.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.3%	51.1%

International

	Mar 30, 2025	Mar 31, 2024	% Change	Mar 30, 2025	Mar 31, 2024
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,423.3	$1,328.1	7.2%	76.2%	75.6%
Licensed stores	405.7	399.7	1.5	21.7	22.7
Other	38.1	29.5	29.2	2.0	1.7
Total net revenues	1,867.1	1,757.3	6.2	100.0	100.0
Product and distribution costs	659.8	619.8	6.5	35.3	35.3
Store operating expenses	744.4	686.7	8.4	39.9	39.1
Other operating expenses	55.1	50.0	10.2	3.0	2.8
Depreciation and amortization expenses	89.0	84.3	5.6	4.8	4.8
General and administrative expenses	84.8	82.9	2.3	4.5	4.7
Restructuring	16.8	—	nm	0.9	—
Total operating expenses	1,649.9	1,523.7	8.3	88.4	86.7
Income/(loss) from equity investees	(0.2)	0.2	nm	0.0	0.0
Operating income	$217.0	$233.8	(7.2)%	11.6%	13.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.3%	51.7%

Two Quarters Ended
Net revenues:
Company-operated stores	$2,840.8	$2,702.2	5.1%	76.0%	75.0%
Licensed stores	838.7	853.9	(1.8)	22.4	23.7
Other	58.9	47.5	24.0	1.6	1.3
Total net revenues	3,738.4	3,603.6	3.7	100.0	100.0
Product and distribution costs	1,306.8	1,286.4	1.6	35.0	35.7
Store operating expenses	1,489.0	1,390.5	7.1	39.8	38.6
Other operating expenses	115.7	110.1	5.1	3.1	3.1
Depreciation and amortization expenses	178.1	168.3	5.8	4.8	4.7
General and administrative expenses	177.2	173.3	2.3	4.7	4.8
Restructuring	16.8	—	nm	0.4	—
Total operating expenses	3,283.6	3,128.6	5.0	87.8	86.8
Income/(loss) from equity investees	(0.7)	0.3	nm	0.0	0.0
Operating income	$454.1	$475.3	(4.5)%	12.1%	13.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.4%	51.5%

Channel Development

	Mar 30, 2025	Mar 31, 2024	% Change	Mar 30, 2025	Mar 31, 2024
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$409.0	$418.2	(2.2)%
Product and distribution costs	257.7	252.6	2.0	63.0%	60.4%
Other operating expenses	15.0	15.2	(1.3)	3.7	3.6
Depreciation and amortization expenses	0.0	—	nm	0.0	—
General and administrative expenses	1.2	1.9	(36.8)	0.3	0.5
Restructuring	0.9	—	nm	0.2	—
Total operating expenses	274.8	269.7	1.9	67.2	64.5
Income from equity investees	59.3	67.8	(12.5)	14.5	16.2
Operating income	$193.5	$216.3	(10.5)%	47.3%	51.7%

Two Quarters Ended
Net revenues	$845.3	$866.2	(2.4)%
Product and distribution costs	517.5	531.5	(2.6)	61.2%	61.4%
Other operating expenses	28.4	28.0	1.4	3.4	3.2
Depreciation and amortization expenses	0.0	—	nm	0.0	—
General and administrative expenses	3.1	4.2	(26.2)	0.4	0.5
Restructuring	0.9	—	nm	0.1	—
Total operating expenses	549.9	563.7	(2.4)	65.1	65.1
Income from equity investees	106.2	123.5	(14.0)	12.6	14.3
Operating income	$401.6	$426.0	(5.7)%	47.5%	49.2%

Corporate and Other

	Mar 30, 2025	Mar 31, 2024	% Change

Quarter Ended
Net revenues	$12.8	$7.5	70.7%
Product and distribution costs	13.0	8.6	51.2
Other operating expenses	—	0.5	nm
Depreciation and amortization expenses	30.7	30.5	0.7
General and administrative expenses	449.7	467.4	(3.8)
Restructuring	77.2	—	nm
Total operating expenses	570.6	507.0	12.5
Operating loss	$(557.8)	$(499.5)	11.7%

Two Quarters Ended
Net revenues	$31.1	$17.8	74.7%
Product and distribution costs	32.4	19.7	64.5
Other operating expenses	0.2	0.6	(66.7)
Depreciation and amortization expenses	60.0	61.4	(2.3)
General and administrative expenses	923.8	922.2	0.2
Restructuring	77.2	—	nm
Total operating expenses	1,093.6	1,003.9	8.9
Operating loss	$(1,062.5)	$(986.1)	7.7%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Mar 30, 2025	Sep 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,671.4	$3,286.2
Short-term investments	340.2	257.0
Accounts receivable, net	1,154.7	1,213.8
Inventories	2,047.3	1,777.3
Prepaid expenses and other current assets	500.1	313.1
Total current assets	6,713.7	6,847.4
Long-term investments	222.1	276.0
Equity investments	466.9	463.9
Property, plant and equipment, net	8,820.2	8,665.5
Operating lease, right-of-use asset	9,467.2	9,286.2
Deferred income taxes, net	1,735.9	1,766.7
Other long-term assets	713.1	617.0
Other intangible assets	169.3	100.9
Goodwill	3,324.7	3,315.7
TOTAL ASSETS	$31,633.1	$31,339.3
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,913.8	$1,595.5
Accrued liabilities	2,036.7	2,194.7
Accrued payroll and benefits	833.1	786.6
Current portion of operating lease liability	1,477.8	1,463.1
Stored value card liability and current portion of deferred revenue	1,920.1	1,781.2
Current portion of long-term debt	2,247.8	1,248.9
Total current liabilities	10,429.3	9,070.0
Long-term debt	13,324.0	14,319.5
Operating lease liability	8,959.9	8,771.6
Deferred revenue	5,871.3	5,963.6
Other long-term liabilities	664.0	656.2
Total liabilities	39,248.5	38,780.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,136.2 and 1,133.5 shares, respectively	1.1	1.1
Additional paid-in capital	470.9	322.6
Retained deficit	(7,565.5)	(7,343.8)
Accumulated other comprehensive income/(loss)	(529.0)	(428.8)
Total shareholders’ deficit	(7,622.5)	(7,448.9)
Noncontrolling interests	7.1	7.3
Total deficit	(7,615.4)	(7,441.6)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$31,633.1	$31,339.3

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Two Quarters Ended
	Mar 30, 2025	Mar 31, 2024
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,165.1	$1,796.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	867.5	783.6
Deferred income taxes, net	(12.4)	4.0
Income earned from equity method investees, net	(115.5)	(132.3)
Distributions received from equity method investees	133.8	154.5
Stock-based compensation	178.3	173.0
Non-cash lease costs	811.6	689.5
Loss on retirement and impairment of assets	82.1	42.5
Other	3.4	16.3
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	17.0	86.4
Inventories	(281.0)	64.5
Income taxes payable	6.4	(84.9)
Accounts payable	339.4	(51.6)
Deferred revenue	65.4	128.9
Operating lease liability	(834.4)	(635.1)
Other operating assets and liabilities	(62.7)	(146.3)
Net cash provided by operating activities	2,364.0	2,889.9
INVESTING ACTIVITIES:
Purchases of investments	(169.4)	(472.0)
Sales of investments	—	0.5
Maturities and calls of investments	141.0	498.7
Additions to property, plant and equipment	(1,282.1)	(1,255.0)
Acquisitions, net of cash acquired	(177.1)	—
Other	(11.6)	(36.2)
Net cash used in investing activities	(1,499.2)	(1,264.0)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	1.1	93.2
Repayments of short-term debt	(5.4)	(80.5)
Net proceeds from issuance of long-term debt	—	1,995.3
Repayments of long-term debt	—	(1,825.1)
Proceeds from issuance of common stock	44.4	58.4
Cash dividends paid	(1,384.9)	(1,293.5)
Repurchase of common stock	—	(1,266.7)
Minimum tax withholdings on share-based awards	(76.5)	(94.1)
Other	—	(10.6)
Net cash used in financing activities	(1,421.3)	(2,423.6)
Effect of exchange rate changes on cash and cash equivalents	(58.3)	10.4
Net increase/(decrease) in cash and cash equivalents	(614.8)	(787.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,286.2	3,551.5
End of period	$2,671.4	$2,764.1
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$294.2	$275.6
Income taxes	$459.2	$850.9

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 30, 2025	Mar 31, 2024
Net revenues	$6,048.8	$5,956.4	2%
Change in Comparable Store Sales (1)	(2)%	(3)%
Change in Transactions	(4)%	(7)%
Change in Ticket	3%	4%
Store Count	17,122	16,600	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 30, 2025	Mar 31, 2024
Net revenues	$739.7	$705.8	5%
Change in Comparable Store Sales (1)	0%	(11)%
Change in Transactions	4%	(4)%
Change in Ticket	(4)%	(8)%
Store Count	7,758	7,093	9%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 30, 2025	Mar 31, 2024	Mar 30, 2025	Mar 31, 2024	Mar 30, 2025	Mar 31, 2024
North America:
Company-operated stores	89	112	170	199	11,331	10,827
Licensed stores	1	22	33	56	7,296	7,238
Total North America	90	134	203	255	18,627	18,065
International:
Company-operated stores	91	132	317	318	10,174	9,282
Licensed stores	32	98	70	340	11,988	11,604
Total International	123	230	387	658	22,162	20,886
Total Company	213	364	590	913	40,789	38,951

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. When provided to investors, our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed item and its related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring	Management excludes restructuring costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Mar 31, 2024 as reported (GAAP)	$8,563.0
Revenue for the quarter ended Mar 30, 2025 as reported (GAAP)	$8,761.6
Change (%)	2.3%
Constant Currency Impact (%)	0.7
Change in Constant Currency (%)	3.0%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Mar 30, 2025	Mar 31, 2024	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$601.0	$1,098.9	(45.3)%
Restructuring	116.2	—
Non-GAAP operating income	$717.2	$1,098.9	(34.7)%	1.2%	(33.5)%

Operating margin, as reported (GAAP)	6.9%	12.8%	(590) bps
Restructuring	1.3	—
Non-GAAP operating margin	8.2%	12.8%	(460) bps	10 bps	(450) bps

Diluted net earnings per share, as reported (GAAP)	$0.34	$0.68	(50.0)%
Restructuring	0.10	—
Income tax effect on Non-GAAP adjustments (2)	(0.03)	—
Non-GAAP diluted net earnings per share	$0.41	$0.68	(39.7)%	1.5%	(38.2)%
(1)Certain numbers may not foot due to rounding convention.
(2)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q2 QTD FY25 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q2 QTD FY25	North America	International	Channel Development	Corporate and Other	Consolidated
Statement of Earnings Line Item	Restructuring	Restructuring	Restructuring	Restructuring	Total Non-GAAP Adjustment
Restructuring	$21.3	$16.8	$0.9	$77.2	$116.2
Total impact to operating income	$(21.3)	$(16.8)	$(0.9)	$(77.2)	$(116.2)